Exhibit 99.1

Howard Hughes Holdings Announces Closing of Vantage Group Holdings Acquisition

Vantage Acquisition Anchors HHH’s Transformation into a Diversified Holding Company

Vantage’s Diversified Specialty Insurance Platform Delivers Lower Risk and Superior Return Potential

Pershing Square to Manage Vantage’s Investment Portfolio on a Fee-Free Basis

THE WOODLANDS, Texas, June 4, 2026 (GLOBE NEWSWIRE) -- Howard Hughes Holdings Inc. (NYSE: HHH) (“Howard Hughes,” “HHH,” or the “Company”) today announced the successful closing of the previously announced acquisition by Howard Hughes Insurance Holdings, LLC, a wholly-owned subsidiary of HHH (“Buyer”), of Vantage Group Holdings Ltd. (“Vantage”), a leading specialty insurance and reinsurance company backed by Carlyle and Hellman & Friedman, for approximately $2.1 billion (the “Transaction”). The completion of the Transaction will anchor Howard Hughes’ transformation into a diversified holding company.

Founded in 2020, Vantage has scaled into a next-generation leading specialty insurer and reinsurer, offering a diversified portfolio of global P&C products supported by modern infrastructure and advanced analytics.

“Vantage will now become the cornerstone of Howard Hughes’ transformation into a diversified holding company,” said Bill Ackman, Executive Chairman of Howard Hughes. “The combination of Vantage’s exceptional specialty insurance and reinsurance platform with Pershing Square’s investment capabilities creates a powerful foundation from which we will seek to build a large, highly profitable insurance company and an enduring source of long-term value creation for Howard Hughes and its shareholders.”

“The closing today is the beginning of Vantage’s next chapter as part of Howard Hughes,” said Greg Hendrick, CEO of Vantage. “HHH’s permanent capital and long-term horizon give us the foundation to invest in the business through cycles, with our team, underwriting discipline, and commitment to brokers and clients unchanged. We’re proud of what we’ve built and ready to deliver greater value to brokers and clients, and to HHH shareholders, over time.”

“We are pleased to begin this next phase in the evolution of Howard Hughes as we work to run a profitable insurance operation and manage Vantage’s assets to generate highly attractive long-term rates of return,” said Ryan Israel, Chief Investment Officer of Howard Hughes Holdings. “We believe Vantage will generate high returns on equity for Howard Hughes shareholders for decades to come.”

Strategic Benefits of the Transaction:

The addition of a higher-return, faster-growing insurance operation accelerates HHH’s overall growth profile and increases and diversifies HHH’s sources of long-term value.

HHH’s holding-company ownership of Vantage provides long-term capital support which will materially strengthen Vantage’s credit profile and underwriting flexibility. An emphasis on underwriting profitability—driven by disciplined risk selection, pricing, and portfolio optimization rather than growth—will improve Vantage’s ability to effectively navigate the insurance cycle and optimize asset allocation over time.

Pershing Square will manage Vantage’s assets on a fee-free basis, enhancing investment returns and furthering alignment with policyholders and shareholders. No additional investment management or advisory fees will be paid to Pershing Square in connection with its role as investment manager of Vantage’s assets. Over time, Vantage’s investment portfolio will be directly invested in cash, short-term Treasurys, and a portfolio of common stocks subject to rating agency and regulatory considerations.

The Transaction was financed through HHH’s cash on hand and $1 billion of non-voting exchangeable perpetual preferred stock issued by HHH to Pershing Square Holdings, Ltd. (LN:PSH) (the “HHH Preferred”). The HHH Preferred will rank pari passu with common stock of HHH, including with respect to payment rights and liquidation. During the repurchase window at the end of each of the first seven years following the closing of the Transaction, HHH will have the right to repurchase the HHH Preferred for a cash repurchase price equal to the greater of (a) the original issue price of the HHH Preferred plus 4% per annum (compounded daily) through the repurchase date or (b) 1.5 times Buyer’s book value (excluding certain non-controlling interests and purchase-related intangibles and goodwill attributable to the Transaction), multiplied by the corresponding ownership percentage of Buyer represented by such share of the HHH Preferred (on an as exchanged basis). In the event any shares of HHH Preferred Stock remain outstanding after such seven year period, PSH may elect to exchange the HHH Preferred into common units of Buyer and will be entitled to customary registration rights with respect to the common units

Advisors

Jefferies LLC acted as exclusive financial advisor to HHH, and Latham & Watkins LLP acted as legal counsel to HHH for the Transaction. Oliver Wyman acted as the Company’s actuarial advisor. Jones Day acted as legal counsel to the committee of the Board for the equity financing.

J.P. Morgan Securities LLC acted as exclusive financial advisor to Vantage. Debevoise & Plimpton LLP acted as legal counsel to Carlyle and Hellman & Friedman.

About Howard Hughes Holdings

Howard Hughes Holdings Inc. (HHH) is a holding company focused on growing long-term shareholder value. Through its real estate platform, Howard Hughes Communities, HHH owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including The Woodlands®, Bridgeland® and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Teravalis™ in the Greater Phoenix, Arizona area; Ward Village® in Honolulu, Hawaii; and Merriweather District in Columbia, Maryland. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

About Vantage Group Holdings

Vantage Group Holdings Ltd. (Vantage) was established in late 2020 as a re/insurance partner designed for the future. Driven by relentless curiosity, the Vantage team of trusted experts provides a fresh perspective on clients’ risks and adds creativity to tech-enabled efficiency and robust analytics to address risks others avoid. Vantage is a subsidiary of Howard Hughes Holdings Inc. Additional information about Vantage can be found at www.vantagerisk.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Media Relations:

Cristina Carlson

Howard Hughes

cristina.carlson@howardhughes.com

646-822-6910

Francis McGill

Pershing Square

McGill@persq.com

212-909-2455

John Flannery

Vantage Risk

john.flannery@vantagerisk.com

203-918-7151

Investor Relations:

investorrelations@howardhughes.com

281-929-7700